                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

THIS AMENDED AND RESTATED  AGREEMENT made as of the 1st day of January,  2005, by and between OPPENHEIMER  BALANCED FUND, formerly named OPPENHEIMER MULTIPLE
STRATEGIES   FUND   (hereinafter    referred   to   as   the   "Fund"),    and
OPPENHEIMERFUNDS, INC. (hereinafter referred to as "OFI").

WHEREAS, the Fund is an open-end,  diversified  management  investment company
registered  as  such  with  the  Securities  and  Exchange   Commission   (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

WHEREAS,  the Fund and OFI have  determined  to amend and  restate the Amended and Restated Investment Advisory Agreement dated December 18, 1997;

NOW,  THEREFORE,  in  consideration  of  the  mutual  promises  and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provision.

      a.    The Fund hereby  employs OFI and OFI hereby  undertakes  to act as the  investment  adviser  of the Fund and to  perform  for the Fund such other duties and functions as are hereinafter  set forth.  OFI shall, in all  matters,  give to the Fund and its Board of Trustees the benefit of its best judgment,  effort,  advice and recommendations and shall at all times  conform  to,  and use its  best  efforts  to  enable  the Fund to conform to: (i) the  provisions  of the  Investment  Company Act and any rules or regulations  thereunder;  (ii) any other applicable  provisions of state or federal law;  (iii) the  provisions  of the  Declaration  of
      Trust  and  By-Laws  of the Fund as  amended  from  time to  time;  (iv)
      policies and  determinations  of the Board of Trustees of the Fund;  (v)
      the  fundamental  policies and  investment  restrictions  of the Fund as reflected  in the Fund's  registration  statement  under the  Investment
      Company Act or as such  policies  may,  from time to time, be amended by the  Fund's  shareholders;  and (vi) the  Prospectus  and  Statement  of
      Additional  Information  of the Fund in effect  from  time to time.  The appropriate  officers  and  employees  of OFI  shall be  available  upon reasonable  notice  for  consultation  with  any  of  the  Trustees  and officers  of the Fund  with  respect  to any  matters  dealing  with the business and affairs of the Fund,  including the valuation of any of the
      Fund's  portfolio  securities which are either not registered for public sale or not traded on any securities market.

      b.    OFI  shall  not be liable  for any loss  sustained  by the Fund in connection  with any matters to which this Agreement  relates,  except a loss  resulting  by reason of OFI's  willful  misfeasance,  bad faith or gross  negligence in the performance of its duties;  or by reason of its reckless disregard of its obligations and duties under this Agreement.

2.    Investment Management.

      a.    OFI shall,  subject  to the  direction  and  control by the Fund's
      Board  of  Trustees:   (i)  regularly  provide   investment  advice  and
      recommendations to the Fund with respect to its investments,  investment policies  and the  purchase  and  sale  of  securities;  (ii)  supervise continuously  the investment  program of the Fund and the composition of its portfolio and determine what  securities  shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph
      "8" hereof,  for the purchase of securities  and other  investments  for the Fund and the sale of securities  and other  investments  held in the portfolio of the Fund.

      b.    Provided   that  the  Fund  shall  not  be  required  to  pay  any
      compensation  other than as provided by the terms of this  Agreement and subject  to the  provisions  of  paragraph  "8"  hereof,  OFI may obtain investment  information,  research or assistance  from any other person, firm or  corporation  to  supplement,  update or  otherwise  improve its investment management services.

3.    Acting as Adviser for Others.

      Nothing in this Agreement  shall prevent OFI or any officer thereof from acting as investment  adviser for any other person,  firm or corporation and shall not in any way limit or restrict OFI or any of its  directors, officers,  or employees  from buying,  selling or trading any securities for its or their own  account  or for the  account of others for whom it or they may be acting,  provided that such activities will not adversely affect or  otherwise  impair  the  performance  by OFI of its duties and obligations under this Agreement.

4.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be  required  to provide effective corporate  administration for the Fund,  including the compilation  and  maintenance  of  such  records  with  respect  to  its operations as may reasonably be required;  the preparation and filing of
      such  reports  with  respect   thereto  as  shall  be  required  by  the
      Commission;   composition  of  periodic  reports  with  respect  to  its operations  for the  shareholders  of the  Fund;  composition  of  proxy materials for meetings of the Fund's  shareholders  and the  composition of such registration  statements as may be required by federal and state securities  laws for  continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense,  also provide the Fund with adequate office space, facilities and equipment.

5.    Allocation of Expenses.

      All other costs and  expenses  not  expressly  assumed by OFI under this
      Agreement,  or to be paid by the  General  Distributor  of the shares of the Fund, shall be paid by the Fund, including,  but not limited to: (i)
      interest  and taxes;  (ii)  brokerage  commissions;  (iii)  premiums for fidelity and other insurance coverage requisite to its operations;  (iv)
      the fees and  expenses of its  Trustees;  (v) legal and audit  expenses;
      (vi)  custodian  and transfer  agent fees and expenses;  (vii)  expenses incident to the redemption of its shares;  (viii)  expenses  incident to the issuance of its shares against  payment  therefor by or on behalf of
      the  subscribers  thereto;  (ix)  fees  and  expenses,   other  than  as
      hereinabove  provided,  incident to the  registration  under federal and state  securities  laws of  shares  of the Fund  for  public  sale;  (x)
      expenses of printing and mailing  reports,  notices and proxy  materials to  shareholders  of the Fund;  (xi)  except as noted  above,  all other expenses incidental to holding meetings of the Fund's shareholders;  and
      (xii) such extraordinary  non-recurring expenses as may arise, including litigation,  affecting  the Fund and any  obligation  which the Fund may have to indemnify  its officers and Trustees with respect  thereto.  Any officers or employees of OFI or any entity  controlling,  controlled  by or under  common  control  with  OFI,  who may also  serve as  officers,
      Trustees or employees of the Fund shall not receive any  compensation by the Fund for their services.

6.    Compensation of OFI.

      The  Trust  agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all  functions  and duties on its part to be performed  pursuant to the provisions  hereof, a fee computed on the  aggregate  net  assets  of the  Fund  as of the  close  of  each business day and payable monthly at the following annual rates:

            0.75% of the first $200 million of aggregate net assets;
            0.72% of the next $200 million of aggregate net assets;
            0.69% of the next $200 million of aggregate net assets;
            0.66% of the next $200 million of aggregate net assets;
            0.60% of the next $700 million of aggregate net assets; and
            0.58% of aggregate net assets in excess of $1.5 billion.

7.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the duration of this  Agreement  and any  extensions or renewals  thereof.  Such license may, upon termination of this Agreement,  be terminated by OFI, in which event the Fund shall  promptly take whatever  action may be necessary to
      change  its  name  and   discontinue   any   further  use  of  the  name
      "Oppenheimer"   in  the  name  of  the  Fund  or  otherwise.   The  name
      "Oppenheimer"  may be used or licensed by OFI in  connection  any of its activities or licensed by OFI to any other party.

8.    Portfolio Transactions and Brokerage.

      a.    OFI   is   authorized,   in   arranging   the   Fund's   portfolio
      transactions,  to  employ or deal with such  members  of  securities  or
      commodities   exchanges,   brokers  or  dealers  including  "affiliated"
      broker-dealers  (as that term is defined in the Investment  Company Act)
      (hereinafter "broker-dealers"),  as may, in its best judgment, implement the  policy of the Fund to  obtain,  at  reasonable  expense,  the "best
      execution"   (prompt  and  reliable  execution  at  the  most  favorable security  price  obtainable)  of the Fund's  portfolio  transactions  as well as to  obtain,  consistent  with  the  provisions  of  subparagraph
      "(c)" of this paragraph "8," the benefit of such investment  information or research as may be of  significant  assistance to the  performance by
      OFI of its investment management functions.

      b.    OFI shall  select  broker-dealers  to effect the Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain best execution of particular  and related  portfolio  transactions.  The abilities of a  broker-dealer  to obtain best  execution  of  particular portfolio  transaction(s)  will be  judged  by OFI on the  basis  of all relevant factors and considerations including,  insofar as feasible, the execution capabilities required by the transaction or transactions;  the ability and  willingness of the  broker-dealer  to facilitate the Fund's portfolio  transactions  by  participating  therein for its own account;
      the importance to the Fund of speed, efficiency or confidentiality;  the broker-dealer's  apparent  familiarity  with  sources  from  or to  whom particular  securities  might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer  for particular and related transactions of the Fund.

      c.    OFI shall  have  discretion,  in the  interests  of the  Fund,  to
      allocate   brokerage   on   the   Fund's   portfolio   transactions   to
      broker-dealers,  other  than  affiliated  broker-dealers,  qualified  to obtain best execution of such  transactions who provide brokerage and/or research  services (as such services are defined in Section  28(e)(3) of the Securities  Exchange Act of 1934) for the Fund and/or other accounts for which OFI and its affiliates  exercise  "investment  discretion" (as that term is defined in Section 3(a)(35) of the Securities  Exchange Act of 1934) and to cause the Fund to pay such  broker-dealers  a commission for effecting a portfolio  transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified to
      effect  such   transaction   would  have  charged  for  effecting   that
      transaction,  if OFI determines,  in good faith, that such commission is reasonable  in relation to the value of the  brokerage  and/or  research services provided by such broker-dealer,  viewed in terms of either that particular  transaction or the overall  responsibilities  of OFI and its investment  advisory affiliates with respect to the accounts as to which they exercise  investment  discretion.  In reaching such  determination,
      OFI will not be required to place or attempt to place a specific  dollar value  on the  brokerage  and/or  research  services  provided  or being
      provided   by   such   broker-dealer.   In   demonstrating   that   such
      determinations  were made in good  faith,  OFI shall be prepared to show that all  commissions  were allocated for purposes  contemplated by this
      Agreement  and  that  the  total  commissions  paid by the  Fund  over a representative  period  selected by the Fund's  Trustees were reasonable in relation to the benefits to the Fund.

      d.    OFI shall have no duty or obligation  to seek advance  competitive bidding  for  the  most  favorable  commission  rate  applicable  to any particular portfolio  transactions or to select any broker-dealer on the basis of its  purported  or "posted"  commission  rate but will,  to the best of its  ability,  endeavor to be aware of the current  level of the charges of eligible  broker-dealers and to minimize the expense incurred by the Fund for  effecting  the  Fund's  portfolio  transactions  to the extent  consistent  with  the  interests  and  policies  of the  Fund as established  by the  determinations  of the Fund's Board of Trustees and the provisions of this paragraph "8".

      e.    The Fund recognizes  that an affiliated  broker (i) may act as one of the Fund's regular  brokers so long as it is lawful for it so to act;
      (ii)  may be a major  recipient  of  brokerage  commissions  paid by the
      Fund; and (iii) may effect  portfolio  transactions for the Fund only if the commissions,  fees or other remuneration  received or to be received by it are determined in accordance with  procedures  contemplated by any rule,  regulation or order adopted under the Investment  Company Act for determining the permissible level of such commissions.

9.    Duration.

      This  Agreement  will take  effect on the date first set forth above and will  continue in effect  thereafter  from year to year, so long as such
      continuance   shall  be  approved  at  least   annually  in  the  manner
      contemplated by Section 15 of the Investment Company Act.

10.   Termination.

      This  Agreement  may be  terminated:  (i) by  OFI  at any  time  without penalty upon giving the Fund sixty days'  written  notice  (which notice may be  waived  by the  Fund);  or (ii) by the Fund at any time  without penalty  upon sixty  days'  written  notice to OFI (which  notice may be waived by OFI)  provided  that  such  termination  by the Fund  shall be directed or  approved  by the vote of a majority of all of the  Trustees of  the  Fund  then  in  office  or by the  vote  of  the  holders  of a
      "majority"   (as  defined  in  the   Investment   Company  Act)  of  the
      outstanding voting securities of the Fund.

11.   Assignment or Amendment.

      This  Agreement may not be amended or the rights of OFI hereunder  sold, transferred,  pledged or otherwise in any manner encumbered  without the affirmative  vote or written  consent of the holders of the  majority of the  outstanding  voting  securities of the Fund;  this Agreement  shall
      automatically   and   immediately   terminate   in  the   event  of  its
      "assignment," as defined in the Investment Company Act.

12.   Disclaimer of Shareholder Liability.

      OFI  understands  and agrees that the obligations of the Fund under this
      Agreement  are not binding upon any Trustee or  shareholder  of the Fund personally,  but bind  only the Fund and its  property.  OFI  represents that it has notice of the provisions of the  Declaration of Trust of the
      Fund  disclaiming  shareholder  liability for acts or obligations of the
      Fund.

13.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the provisions and  definitions of the Investment Company Act.

                                    OPPENHEIMER BALANCED FUND

                                    By:   /s/ Robert G. Zack
                                         Robert G. Zack
                                         Secretary

                                    OPPENHEIMERFUNDS, INC.

                                    By:   /s/ John V. Murphy
                                         John V. Murphy
                                         Chairman, President and Chief
                                         Executive Officer